UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 24, 2013

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 24, 2013, Fusion-io, Inc. (“Fusion-io”) completed its acquisition of NexGen Storage, Inc. (“NexGen”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on April 24, 2013 between Fusion-io, NexGen and Shareholder Representative Services LLC as stockholder representative.

The merger consideration paid by Fusion-io to the holders of NexGen stock, warrants and vested equity awards consisted of approximately (i) $114.0 million in cash, subject to adjustments set forth in the Merger Agreement, and (ii) $5.0 million in shares of Fusion-io common stock, or 339,627 shares of Fusion-io common stock. Of the aggregate consideration, approximately $17.9 million of cash was deposited in escrow as partial security for the indemnification obligations of the NexGen stockholders pursuant to the Merger Agreement. The number of shares of Fusion-io common stock issued in the transaction was determined using a price of $14.72 per share, the closing trading price trailing average of Fusion-io’s common stock during a period prior to the acquisition.

In addition, Fusion-io assumed NexGen options and restricted stock units that were unvested at the time of the merger that were converted into unvested options to purchase 84,808 shares of Fusion-io common stock and 822,927 of Fusion-io restricted stock units. Fusion-io has agreed to file a registration statement on Form S-8 within 20 days to register the shares of Fusion-io common stock underlying these NexGen equity awards.

Fusion-io and NexGen each made representations, warranties and covenants in the Merger Agreement that are similar to those made by parties in similar business combinations. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2013, Fusion-io, Inc. issued a press release reporting financial results for the fiscal third quarter ended March 31, 2013. The full text of this press release is furnished as Exhibit 99.1 hereto.

Fusion-io makes reference to non-GAAP financial measures in the press release, and includes information regarding such measures in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 24, 2013, by and between Fusion-io, Inc., NexGen Storage, Inc. and certain other parties.

99.1	Press Release of Fusion-io, Inc. dated April 24, 2013 reporting financial results for the fiscal third quarter ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

Date: April 24, 2013	By:	/s/ Dennis P. Wolf
	Name:	Dennis P. Wolf
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 24, 2013, by and between Fusion-io, Inc., NexGen Storage, Inc. and certain other parties.

99.1	Press Release of Fusion-io, Inc. dated April 24, 2013 reporting financial results for the fiscal third quarter ended March 31, 2013.